UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2009

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

000-30096
(Commission file number)

Nevada	77-0454933
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1100 Newport Beach, CA 92660	949-718-4425
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Global 8 Environmental Technologies, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Principal Officer and Board Member

On May 25, 2009, Javan Khazali advised the Registrant of his resignation from the position of Chief Executive Officer of the Registrant and from Registrant’s Board of Directors. Mr. Khazali’s decision to resign did not arise or result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Khazali has been the Chief Executive officer and a director of the Registrant since October 1, 2008.

Appointment of Principal Officer and Board Member

On May 27, 2009, Mr. Julio Ferreira, was appointed as our Chief Executive Officer and Director of the Registrant. Mr. Ferreira has been a director of the Registrant since October 8, 2008.

Julio Ferreira is an accomplished environmentalist and business professional with nearly two decades of experience as a negotiator and consultant for projects focused on ecological marketing. He has extensive expertise in full-service marketing and investment guidance for domestic and international corporations.

He is the Co-Founder of the Brazil-U.S. Green Technology Trade Association, an organization focused on building cooperation between the United States and Brazil in the areas of green technology and alternative energy. From 2004-2007, Mr. Ferreira served as Managing Partner of Sphaera International Partnerships, a full-service marketing and  public relations firm. In 2003, he served as the Special Environment Secretary for the city of Santa Rita de Jacutinga, in Brazil. From 1997-1999, Mr. Ferreira was hired as a consultant by the Scandinavian firm, Odebrecht, to coordinate and compile information and plans for Veracel, a $2 billion agricultural/industrial project for the protection of the environment and sustainability of natural resources for eight municipalities in the Bahia State in Brazil. From 1993-2003, Mr. Ferreira served as a Director of Clean Beach, Inc., where he developed and supervised a project to salvage a beach at Praia de Ramos in Bahia da Guanabara. With the backing of a Scandinavian firm, and the government of Rio de Janeiro State, Clean Beach, Inc., cleaned the beach and constructed a half-mile-long sea-front pool, which is now enjoyed by thousands of low-income Brazilians. Mr. Ferreira served as Secretary of Environmental Protection, Volta Redonda, Rio de Janeiro State in 1992. Julio Ferreira also served as a Council Member for Volta Redonda, and later served as the First Executive Secretary of the Legislative House in the Municipal City Council, where initiated and successfully carried out a $200 million plan with Companhia Siderugica Nacional to compensate the city for damage done by its steel foundry. The project significantly reduced pollution, strengthened the infrastructure and increased income into the area.

ITEM 8.01  Other Events.

We issued a press release on May 27, 2009, in which we announced the appointment of Mr. Julio Ferreira as our Chief Executive Officer and Director of the Registrant.  A copy of such release is furnished with this Current Report as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Document
99.1	Press Release dated May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global 8 Environmental Technologies, Inc.

Dated: May 27, 2009	By:	/s/ Chad Burback
Chad Burback CFO

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